UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2006

Global Crossing Ltd

(Exact name of registrant as specified in its charter)

Bermuda	001-16201	980189783
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WESSEX HOUSE , 45 REID STREET, HAMILTON, Bermuda	HM12
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 4412968600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 26, 2006, Global Crossing Limited (the “Company”) issued a press release announcing that it had entered into a merger agreement pursuant to which it has agreed to acquire all of the outstanding shares of common stock of Impsat Fiber Networks Inc., a leading provider of private telecommunications network and Internet services in Latin America, for $9.32 per share. A copy of the press release is furnished as Exhibit 99.1 attached to this current report on Form 8-K.

As indicated in the press release, the Company will hold a conference call on October 26, 2006 at 9:00 a.m. EDT to discuss the transaction. On the conference call, which is open to the public, the Company will discuss the presentation materials furnished as Exhibit 99.2 attached to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release of Global Crossing Limited dated October 26, 2006.

Exhibit 99.2 Presentation Materials to be discussed on Global Crossing Limited October 26, 2006 conference call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Crossing Ltd

October 26, 2006	By:	Jean F.H.P Mandeville
	Name:	Jean F.H.P Mandeville
	Title:	Executive Vice President and Chief Financial Officer